Exhibit 99.1

                           FORWARD-LOOKING STATEMENTS

The Statements of Projected Operations include "forward-looking statements" within the meaning of Section 27a of the Securities Act of 1933, as amended, and
Section 21e of the Securities Exchange Act of 1934, as amended. All statement other than statements of historical facts are forward-looking statements. Although we believe that the expectations reflected in such statements are reasonable, we cannot assure you that such expectations will occur. Our actual future performance could differ materially from such statements as a result of many factors, including but not limited to coal prices, production costs, and recoverable reserves. Important factors that could cause actual results to differ materially from the Company's expectations are disclosed herein and at pages 16-18 of the Company's Form 10-K for the fiscal year ended December 31, 2003.

                                              THE BEARD COMPANY AND SUBSIDIARIES
                                              Statements of Projected Operations
                                                         (Unaudited)
                                                                                       Year Ending December 31,
                                                                       -----------------------------------------------------
                                                                            2004                2005                2006
                                                                            ----                ----                ----
Revenues:
        Coal reclamation (a)                                               $1,378,000        $12,101,000         $21,605,000
        Carbon dioxide (b)                                                    700,000            792,000             871,000
        China (c)                                                                   -                  -                   -
        e-Commerce (d)                                                         29,000             40,000              60,000
                                                                       ---------------    ---------------     ---------------
                                                                            2,107,000         12,933,000          22,536,000

Operating expenses (e)                                                      2,720,000          8,799,000          12,216,000
                                                                       ---------------    ---------------     ---------------

Operating profit (loss)                                                      (613,000)         4,134,000          10,320,000

Other income (expense):
        Interest income                                                         6,000             10,000              10,000
        Interest expense (f)                                                 (502,000)        (1,021,000)          (1,393,000)
        Equity in net earnings of unconsolidated affiliate (g)                308,000            225,000                    -
        Gain on settlement                                                  2,826,000                  -                    -
        Gain on sale of assets                                                 88,000                  -                    -
        Minority interest in operations of consolidated subsidiaries           10,000           (830,000)         (3,096,000)
                                                                       ---------------    ---------------     ---------------

Earnings before income taxes                                                2,123,000          2,518,000           5,841,000

Income taxes                                                                  (96,000)                 -                   -
                                                                       ---------------    ---------------     ---------------

Net earnings (h)                                                           $2,027,000         $2,518,000          $5,841,000
                                                                       ===============    ===============     ===============

Net earnings per common share:
        Basic                                                                   $0.79              $0.92               $1.92
                                                                       ===============    ===============     ===============
        Diluted                                                                 $0.61              $0.73               $1.64
                                                                       ===============    ===============     ===============

Weighted average common shares outstanding:
        Basic                                                               2,575,000          2,729,000           3,042,000
                                                                       ===============    ===============     ===============
        Diluted                                                             3,297,000          3,463,000           3,571,000
                                                                       ===============    ===============     ===============

See accompanying notes to financial statements.

                       THE BEARD COMPANY AND SUBSIDIARIES

                 NOTES TO THE STATEMENTS OF PROJECTED OPERATIONS
                                   (Unaudited)

     (a) The Company is currently pursuing six different projects which collectively involve the recovery of five ponds and the operation of a fine coal preparation circuit. The projections assume that the initial phase of one of the pond recovery projects will start in June 2004 and run through July 2006, and that there is also a follow-on reclamation phase to this project lasting at least an additional 12 months. The projections also assume that a second pond recovery project starts in July 2004 and runs through July 2015, that a contract to take over the plant feed operations at a recovery pond starts in July 2004 and runs through June 2008, and that a third pond recovery project starts in August 2005 and runs through December 2013. The projections additionally assume that on the first project Beard Technologies, Inc. ("BTI") receives an overhead charge of $50,000 per month for the first four months and $30,000 per month thereafter, and that on the second and fourth projects BTI receives an overhead charge of $50,000 per months for the first five months and $30,000 per month thereafter. On the plant feed operation total charges of $30,000 per month and a monthly profit of $10,000 have been assumed for the life of the project. On the fifth project, which is expected to be bid this year, only a small amount of revenue ($20,000) and profit ($8,000) have been assumed in 2004 prior to the bidding phase. No assumptions have been made on the sixth project.

     The projections assume that BTI owns the first project 100% and obtains the necessary financing through a loan from the U.S. Department of Agriculture, Rural Development, and assume that BTI has a 50% partner, which has substantial financial strength, on the second and fourth projects. Although BTI does not yet have contracts in place on any of the four projects it expects to have contracts in place on three of the projects within the next 60 days and on the fourth project during the first half of next year. However, there is no assurance that the required financing will be obtained or that any of the projects will materialize.

     (b) 2004 revenues, expenses and profits of the CO2 Segment have been based upon actual first quarter 2004 results, with anticipated improvement during the second half of the year due to expected better marketing and pricing resulting from the McElmo Dome Settlement. Beginning in late 2004 and continuing thereafter, significant improvement in revenues and net profit are anticipated as a result of reduced pipeline charges stemming from the settlement.

     (c) Financial results of the China Segment have been reflected in an anticipated worst case scenario. Although the Company is currently seeking financing for three much larger projects costing several million dollars each, the projections assume only that two mini-plants, costing $1 million each, are funded by outside investors who get their investment back, plus interest, before Beard Environmental Engineering, LLC ("BEE") backs in for a 50% interest. The projections assume that one mini-plant is started in September 2004 and a second such plant in July 2005. The projections also assume that BEE receives an overhead charge of $24,000 per month for each plant from the commencement thereof, with no participation in the revenues and profits during the periods shown since payout will not occur until after 2006.

     (d) Revenues and expenses for the e-Commerce Segment have also been reflected in an anticipated worst case scenario. Revenues reflect the revenues presently anticipated from starpay's existing license agreement. starpay's basic overhead is assumed to remain at its present level of approximately $11,000 per month pending the outcome of the Visa litigation. In addition, starpay's share of the legal costs related to the lawsuit have been estimated at $50,000 for the last nine months of 2004, at $63,000 for 2005 and at $40,000 for 2006.

     (e) Includes all of the operating expenses of the Coal, CO2, China and e-Commerce Segments based upon the assumptions set forth in footnotes (a), (b),
(c) and (d). Also assumes that Beard (Parent) overhead is at $900,000 in 2004 and increases to $960,000 in 2005 and to $1,020,000 in 2006.

     (f) Interest expense includes the interest associated with the Parent Company debt, including that associated with this offering, together with the interest cost associated with the first, second and fourth Coal projects discussed in footnote (a).

     (g) Reflects our current estimate of the net earnings expected to be received from an unconsolidated subsidiary for the periods shown. It is anticipated that this subsidiary will wind up its affairs in August of 2005.

     (h) These projections have been included to indicate the profitability that may be achieved if the projects outlined in footnotes (a) and (c) are implemented within the indicated time frames and if the other assumptions contained herein prove to be reasonably accurate.